Exhibit 99

PRESS RELEASE

GE Reports Record Third-Quarter Net EPS up 15% to $.54 per Share and
Continuing EPS up 9% to $.50 per Share; Orders of $24 billion, up 20%;
Revenues of $42.5 billion, up 12%; Reaffirms Total Year 2007 Guidance

3Q ’07 Highlights (Net and Continuing Operations)

▪	Net earnings per share (EPS) of $.54, up 15%; continuing EPS of $.50, up 9%
▪	Net earnings of $5.5 billion, up 14%; continuing earnings of $5.1 billion, up 7%
▪	Revenues of $42.5 billion, up 12%; organic revenue growth of 8%; global revenue growth of 15%
▪	Total orders of $24 billion, up 20%; major equipment orders of $12 billion, up 39%; services orders of $8.2 billion, up 4%
▪	Return on average total capital (ROTC) increasing 80 basis points (bps) to 18.5%
▪	Industrial cash flow from operating activities growth of 16%
▪	4Q ’07 continuing EPS guidance of $.67-.69, up 18-21%, and 2007 full-year continuing EPS guidance of $2.19 – 2.22, up 18-19%

Fairfield, Conn., Oct. 12, 2007– GE announced today third-quarter 2007 net earnings of $5.5 billion or $.54 per share, up 14% and 15%, respectively, from third-quarter 2006.  Third-quarter 2007 earnings from continuing operations were $5.1 billion, or $.50 per share up 9%, and reflecting $.06 per share of restructuring and other charges.  Revenues from continuing operations were $42.5 billion, up 12%, increasing 8% organically.

GE’s total orders were up 20% to $24 billion, and total backlog grew $19 billion year-over-year, an increase of 43%.  Major equipment orders were $12 billion, up 39%, and major equipment backlog grew to $47 billion, up 56%. Services orders were up 4%, and Customer Service Agreement (CSA) backlog stood at $96 billion, up 7%.

GE achieved its eleventh straight quarter of organic revenue growth of 2-3 times global GDP. Services revenues were up 7% and global revenues grew 15%.  GE’s year-to-date segment operating profit margin was up 70 bps to 15.8%.

“GE delivered a solid quarter in spite of extreme volatility in the financial services market and some one-time items in our industrial businesses,” GE Chairman and CEO Jeff Immelt said.  “Infrastructure delivered double-digit segment profit growth of 12%, led by a strong performance at Oil & Gas, Transportation, and Energy. Our Aviation business remains solid with equipment order growth of 93%. In the quarter, we had an increase in our aviation development programs of $0.1 billion.

“Commercial Finance and GE Money generated broad-based earnings growth of 12% and 13%, respectively. These businesses had approximately $0.1 billion of impact in the quarter due to market volatility. With our global strength and the re-pricing of risk, these businesses are built to perform.

“NBC Universal posted its fourth straight quarter of segment profit growth, highlighted by the successful launch of its new, prime-time television line-up, a strong cable performance and a slate of popular summer films.  Jeff Zucker and his team have done an excellent job improving the content, operating the business, and expanding the portfolio.  Healthcare’s results were down slightly year-over-year, and in-line with expectations.  The US imaging business continues to face pressure from effects of the Deficit Reduction Act (DRA) and OEC has not started shipping; however, the balance of the Healthcare business is performing very well.”

As previously reported, the company realized a $1.8 billion after-tax benefit from the sale of its Plastics business and recorded it in discontinued operations.  At the same time, the company took a $1.4 billion charge in discontinued operations for its planned sale of the Japanese personal loan and WMC mortgage businesses. In addition, the company recorded $0.6 billion of after-tax industrial restructuring and other charges in continuing operations, $0.1 billion higher than previously announced.

The year-to-date consolidated effective tax rate was 18%, which is in line with full-year 2007 expectations, and the company is still forecasting a total year tax rate of 17%.  GE’s consolidated effective tax rate was 11% for the quarter, lowered by the movement of the Japanese personal loan business and WMC into discontinued operations and by the industrial restructuring and other charges.

“We had balanced growth across the portfolio.  We were able to offset the $0.1 billion expense from the larger than expected restructuring, the $0.1 billion in increased development programs in Infrastructure, and the $0.1 billion impact in our financial services businesses from financial market volatility.  As a result, we have lowered our cost structure, improved our strategic position, and reduced the risk in our financial services businesses, making GE a better company going forward,” Immelt said.

The company also filed a Form 8-K today describing immaterial adjustments to its historic financial statements arising from the ongoing review of the company’s accounting policies and procedures. These adjustments have an insignificant impact on earnings in 2007.

Third-Quarter 2007 Financial Highlights:

Earnings were $5.5 billion, up 14% from $4.9 billion in third quarter 2006. EPS were $.54, up 15% from last year’s $.47. Earnings from continuing operations were a $5.1 billion, up 7% from $4.7 billion in third quarter 2006. EPS from continuing operations were $.50, up 9% from last year’s $.46 reflecting strong double-digit earnings growth at the Infrastructure and Commercial Finance businesses and restructuring and other charges. Earnings from discontinued operations were $0.5 billion, or $.04 per share. Effective in the third quarter 2007, discontinued operations for all periods presented include the results of WMC and our Japan personal loan business. Discontinued operations also include the results of our Plastics business, which was sold in the third quarter 2007 at an after-tax gain of $1.8 billion and the Advanced Materials business, sold in the fourth quarter 2006.

Continuing revenues grew 12% to $42.5 billion. GE industrial sales were $24.7 billion, an increase of 11% from third quarter 2006, reflecting core growth and the net effect of acquisitions. Financial services revenues grew 16% over last year to $18.1 billion, primarily reflecting core growth.

Cash generated from GE’s continuing operating activities (CFOA) in the first nine months of 2007 totaled $16.3 billion, down 8% from $17.7 billion last year. Industrial CFOA grew 16% to $10.5 billion.

The company increased its return on total capital 80 bps to 18.5%, and is on target to reach its goal of 20% by the end of 2008.  GE bought $6.3 billion worth of its common stock in the quarter and plans to buy back an additional $5.7 billion worth of its common stock in the fourth quarter of 2007.

“Our outlook for the remainder of the year is strong.  We have a better set of financial services businesses and a successful turnaround at NBC Universal, and we will have earnings acceleration in Infrastructure.  We are forecasting fourth quarter EPS from continuing operations of $.67-.69, up 18-21% over comparable 2006 earnings.  We are reaffirming guidance of $2.19 – 2.22, up 18-19% for the full year and are on track to deliver a solid, low-risk performance in 2007,” Immelt said.

GE will discuss preliminary third-quarter results on a conference call and Webcast at 8:30 a.m. ET today.  Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

* * *

GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, and media content, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide.  For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates and commodity and equity prices; the commercial and consumer credit environment; the impact of regulation and regulatory, investigative and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Dan Janki, 203.373.2468 (office)
dan.janki@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated				GE				Financial Services (GECS)
Nine months ended September 30	2007	2006	(a)	V %	2007	2006	(a)	V %	2007	2006	(a)	V %

Revenues
Sales of goods and services	$70,231	$66,495			$70,659	$65,337			$337	$1,786
Other income	2,319	1,662			2,550	1,771			-	-
GECS earnings from continuing operations	-	-			9,059	7,343			-	-
GECS revenues from services	51,612	42,382			-	-			52,503	43,131
Total revenues	124,162	110,539		12%	82,268	74,451		10%	52,840	44,917		18%

Costs and expenses
Cost of sales, operating and administrative
expenses	81,433	75,316			62,726	57,525			19,824	18,687
Interest and other financial charges	17,300	13,726			1,428	1,255			16,499	12,922
Investment contracts, insurance losses and
insurance annuity benefits	2,601	2,364			-	-			2,744	2,503
Provision for losses on financing receivables	3,216	2,200			-	-			3,216	2,200
Minority interest in net earnings of
consolidated affiliates	634	635			445	454			189	181
Total costs and expenses	105,184	94,241		12%	64,599	59,234		9%	42,472	36,493		16%

Earnings from continuing operations
before income taxes	18,978	16,298		16%	17,669	15,217		16%	10,368	8,424		23%
Provision for income taxes	(3,322)	(2,880)			(2,013)	(1,799)			(1,309)	(1,081)
Earnings from continuing operations	15,656	13,418		17%	15,656	13,418		17%	9,059	7,343		23%

Earnings (loss) from discontinued
operations, net of taxes	(135)	866			(135)	866			(2,003)	429

Net earnings	$15,521	$14,284		9%	$15,521	$14,284		9%	$7,056	$7,772		(9)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$1.53	$1.29		19%
Basic earnings per share	$1.53	$1.29		19%

Per-share amounts - net earnings
Diluted earnings per share	$1.51	$1.37		10%
Basic earnings per share	$1.52	$1.38		10%

Total average equivalent shares
Diluted shares	10,266	10,415		(1)%
Basic shares	10,230	10,380		(1)%

Dividends declared per share	$0.84	$0.75		12%

(a)
2006 amounts have been adjusted for effects of discontinued operations reporting as well as for accounting matters described in GE Current Report on Form 8-K filed on October 12, 2007, and available at http://ir.10kwizard.com/files.php?source=329&welc_next=1&XCOMP=0

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated				GE				Financial Services (GECS)
Third quarter ended September 30	2007	2006	(a)	V %	2007	2006	(a)	V %	2007	2006 (a)	V %

Revenues
Sales of goods and services	$24,623	$22,500			$24,658	$22,189			$277	$519
Other income	384	567			464	610			-	-
GECS earnings from continuing operations	-	-			3,214	2,521			-	-
GECS revenues from services	17,527	14,807			-	-			17,843	15,067
Total revenues	42,534	37,874		12%	28,336	25,320		12%	18,120	15,586	16%

Costs and expenses
Cost of sales, operating and administrative
expenses	28,490	25,407			22,017	19,364			6,958	6,343
Interest and other financial charges	6,077	5,030			473	467			5,787	4,729
Investment contracts, insurance losses and
insurance annuity benefits	849	822			-	-			889	867
Provision for losses on financing receivables	1,223	793			-	-			1,223	793
Minority interest in net earnings of
consolidated affiliates	190	198			136	142			54	56
Total costs and expenses	36,829	32,250		14%	22,626	19,973		13%	14,911	12,788	17%

Earnings from continuing operations before
income taxes	5,705	5,624		1%	5,710	5,347		7%	3,209	2,798	15%
Provision for income taxes	(619)	(875)			(624)	(598)			5	(277)
Earnings from continuing operations	5,086	4,749		7%	5,086	4,749		7%	3,214	2,521	27%

Earnings (loss) from discontinued operations,
net of taxes	453	117			453	117			(1,347)	(9)

Net earnings	$5,539	$4,866		14%	$5,539	$4,866		14%	$1,867	$2,512	(26)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.50	$0.46		9%
Basic earnings per share	$0.50	$0.46		9%

Per-share amounts - net earnings
Diluted earnings per share	$0.54	$0.47		15%
Basic earnings per share	$0.54	$0.47		15%

Total average equivalent shares
Diluted shares	10,215	10,348		(1)%
Basic shares	10,177	10,317		(1)%

Dividends declared per share	$0.28	$0.25		12%

(a)
2006 amounts have been adjusted for effects of discontinued operations reporting as well as for accounting matters described in GE Current Report on Form 8-K filed on October 12, 2007, and available at http://ir.10kwizard.com/files.php?source=329&welc_next=1&XCOMP=0

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions)	2007	2006 (a)	V %	2007	2006 (a)	V %

Revenues
Infrastructure	$14,451	$12,113	19	$40,587	$33,578	21
Commercial Finance	7,032	6,006	17	19,698	17,017	16
GE Money	6,207	5,064	23	18,441	14,408	28
Healthcare	4,062	3,891	4	12,002	11,860	1
NBC Universal	3,756	3,631	3	10,865	11,971	(9)
Industrial	6,229	6,256	(0)	18,285	18,696	(2)
Total segment revenues	41,737	36,961	13	119,878	107,530	11
Corporate items and eliminations	797	913	(13)	4,284	3,009	42

Consolidated revenues from continuing operations	$42,534	$37,874	12	$124,162	$110,539	12

Segment profit (b)
Infrastructure	$2,615	$2,339	12	$7,386	$6,131	20
Commercial Finance	1,450	1,290	12	4,121	3,521	17
GE Money	942	830	13	3,323	2,369	40
Healthcare	692	699	(1)	2,021	2,059	(2)
NBC Universal	589	542	9	2,184	2,078	5
Industrial	513	485	6	1,365	1,307	4
Total segment profit	6,801	6,185	10	20,400	17,465	17

Corporate items and eliminations	(618)	(371)	(67)	(1,303)	(993)	(31)
GE interest and other financial charges	(473)	(467)	(1)	(1,428)	(1,255)	(14)
GE provision for income taxes	(624)	(598)	(4)	(2,013)	(1,799)	(12)

Earnings from continuing operations	$5,086	$4,749	7	$15,656	$13,418	17

Earnings (loss) from discontinued operations (net of taxes)	$453	$117	F	$(135)	$866	U

Consolidated net earnings	$5,539	$4,866	14	$15,521	$14,284	9

(a)
2006 amounts have been adjusted for effects of discontinued operations reporting as well as for accounting matters described in GE Current Report on Form 8-K filed on October 12, 2007, and available at http://ir.10kwizard.com/files.php?source=329&welc_next=1&XCOMP=0

(b)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured - excluded in determining segment profit, which we also refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Infrastructure and Industrial segments; included in determining  segment profit, which we also refer to as "net earnings," for Commercial Finance, GE Money, and the financial services businesses of the Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance) and the Industrial segment (Equipment Services).

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

Additional Information

	Three Months Ended September 30				Nine Months Ended September 30
(Dollars in millions)	2007	2006	(a)	V %	2007	2006	(a)	V %

Infrastructure
Revenues	$14,451	$12,113		19	$40,587	$33,578		21

Segment profit	$2,615	$2,339		12	$7,386	$6,131		20

Revenues
Aviation	$4,240	$3,133		35	$11,770	$9,430		25
Aviation Financial Services	1,134	1,075		5	3,471	2,990		16
Energy	5,205	5,078		3	15,067	13,360		13
Energy Financial Services	832	524		59	1,573	1,189		32
Oil & Gas	1,699	1,033		64	4,668	2,901		61
Transportation	1,109	1,017		9	3,344	3,041		10

Segment profit
Aviation	$736	$689		7	$2,263	$2,044		11
Aviation Financial Services	256	261		(2)	910	777		17
Energy	823	761		8	2,407	1,877		28
Energy Financial Services	266	234		14	536	497		8
Oil & Gas	237	163		45	528	327		61
Transportation	253	196		29	684	565		21

Commercial Finance
Revenues	$7,032	$6,006		17	$19,698	$17,017		16

Segment profit	$1,450	$1,290		12	$4,121	$3,521		17

Revenues
Capital Solutions	$3,166	$3,101		2	$9,128	$8,968		2
Real Estate	1,937	1,328		46	5,109	3,450		48

Segment profit
Capital Solutions	$424	$525		(19)	$1,258	$1,297		(3)
Real Estate	640	440		45	1,680	1,215		38

Industrial
Revenues	$6,229	$6,256		(0)	$18,285	$18,696		(2)

Segment profit	$513	$485		6	$1,365	$1,307		4

Revenues
Consumer & Industrial	$3,323	$3,421		(3)	$9,825	$10,586		(7)
Enterprise Solutions	2,656	2,577		3	7,662	7,399		4

Segment profit
Consumer & Industrial	$251	$235		7	$784	$720		9
Enterprise Solutions	287	238		21	640	576		11

(a)
2006 amounts have been adjusted for effects of discontinued operations reporting as well as for accounting matters described in GE Current Report on Form 8-K filed on October 12, 2007, and available at http://ir.10kwizard.com/files.php?source=329&welc_next=1&XCOMP=0

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

	Consolidated			GE			Financial Services (GECS)
(Dollars in billions)	9/30/07	12/31/06	(a)	9/30/07	12/31/06	(a)	9/30/07	12/31/06	(a)

Assets
Cash & marketable securities	65.1	61.9		7.7	4.8		57.5	59.9
Receivables	12.7	12.2		13.0	12.5		–	–
Inventories	13.3	10.0		13.3	10.0		0.1	0.1
GECS financing receivables – net	361.7	328.6		–	–		361.7	328.6
Property, plant & equipment – net	76.3	70.7		13.5	12.7		62.8	58.0
Investment in GECS	–	–		56.2	54.1		–	–
Goodwill & intangible assets	94.3	84.3		65.3	58.4		29.1	25.9
Other assets	130.9	109.0		36.0	34.0		100.9	81.1
Assets of discontinued operations	7.4	19.8		–	8.6		7.4	11.1

Total assets	$761.7	$696.5		$205.0	$195.1		$619.5	$564.7

Liabilities and equity
Borrowings	491.6	432.8		12.6	11.1		480.9	426.3

Insurance contracts, insurance liabilities and
insurance annuity benefits	34.1	34.5		–	–		34.4	34.8
Other liabilities & minority interest	120.9	114.7		79.4	70.0		45.9	49.0
Liabilities of discontinued operations	2.3	2.6		0.2	2.1		2.1	0.5
Shareowners’ equity	112.8	111.9		112.8	111.9		56.2	54.1

Total liabilities and equity	$761.7	$696.5		$205.0	$195.1		$619.5	$564.7

(a)
2006 amounts have been adjusted for effects of discontinued operations reporting as well as for accounting matters described in GE Current Report on Form 8-K filed on October 12, 2007, and available at http://ir.10kwizard.com/files.php?source=329&welc_next=1&XCOMP=0

September 30, 2007, information is unaudited.  Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Certain of these data are considered ‘non-GAAP financial measures’ under the U.S. Securities and Exchange Commission rules.  Specifically, we have referred to organic revenue growth for the three months ended September 30, 2007, compared with the three months ended September 30, 2006; return on average total capital (ROTC), which is calculated using average total shareowners' equity, excluding effects of discontinued operations; GE industrial segment operating profit margin excluding the effects of the GE industrial portion of Corporate items and eliminations; and growth in industrial cash from operating activities (Industrial CFOA) for the first nine months of 2007 compared to the first nine months of 2006.  The reasons we use these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP financial measures follow.

(Dollars in millions)	Three months ended September 30
	2007	2006	V %
Organic Revenue Growth - Continuing Operations

Revenues as reported	$42,534	$37,874	12%
Less the effects of
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment)
and currency exchange rates	2,790	1,253
The GECS commercial paper interest rate swap adjustment	-	(163)
Revenues excluding the effects of acquisitions, business
dispositions (other than dispositions of businesses
acquired for investment), currency exchange rates
and the GECS commercial paper interest rate swap
adjustment (organic revenues)	$39,744	$36,784	8%

	Three months ended September 30
	2007	2006
Average Total Shareowners’ Equity, Excluding Effects
of Discontinued Operations (a)

Average total shareowners’ equity (b)	$113,433	$109,912
Less the effects of
Cumulative earnings from discontinued operations	–	–
Average net investment in discontinued operations	5,410	11,762
Average total shareowners’ equity, excluding
effects of discontinued operations(a)	$108,023	$98,150

(a)
Used for computing ROTC.  For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners’ equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a 12-month basis, calculated using a five-point average).

(b)	On a 12-month basis, calculated using a five-point average.

U.S. GAAP requires earnings of discontinued operations to be displayed separately in the Statement of Earnings.  Accordingly, the numerators used in our calculations of ROTC exclude those earnings (losses).  Further, we believe that it is appropriate to exclude from the denominators, specifically the average total shareowners’ equity component, the cumulative effect of those earnings for each of the years for which related discontinued operations were presented, as well as our average net investment in discontinued operations since the second half of 2005.  Had we disposed of these operations before mid-2005, proceeds would have been applied to reduce parent-supported debt at GE Capital; however, since parent-supported debt at GE Capital was retired in the first half of 2005, we have assumed that any proceeds after that time would have been distributed to shareowners by means of share repurchases, thus reducing average total shareowners’ equity.

	Nine months ended September 30, 2007			Nine months ended September 30, 2006
GE Industrial Segment Operating Profit Margin	Revenues	Op profit	Op profit %	Revenues	Op profit	Op profit %	V pts.

As reported
Infrastructure	$40,587	$7,386		$33,578	$6,131
Industrial	18,285	1,365		18,696	1,307
Healthcare	12,002	2,021		11,860	2,059
NBC Universal	10,865	2,184		11,971	2,078
	81,739	12,956		76,105	11,575
Less the effects of
Financial services components reported in
Infrastructure and Industrial	10,503	1,653		9,602	1,500
Inter-company transactions between industrial
and financial services components	(423)	-		(425)	-
GE industrial segment operating profit margin
excluding the effects of the GE industrial portion
of Corporate items and eliminations	$71,659	$11,303	15.8%	$66,928	$10,075	15.1%	0.7

	Nine months ended September 30
	2007	2006	V%
Growth in Industrial CFOA

Cash from GE’s operating activities as reported	$16,334	$17,659	(8)%
Less dividends from GECS	5,871	8,672
Cash from GE’s operating activities excluding dividends
from GECS (Industrial CFOA)	$10,463	$8,987	16%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  In some cases, short-term patterns and long-term trends may be obscured by large factors or events.  For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total.  For this reason, we believe that investors may find it useful to see our revenue growth without the effects of acquisitions, dispositions, currency exchange rates and the GECS commercial paper interest rate swap adjustment; average total shareowners’ equity, excluding effects of discontinued operations; GE industrial segment operating profit margin excluding the effects of the GE industrial portion of Corporate items and eliminations; and our operating cash flow without the effects of GECS dividends which can also vary from period to period.